EXHIBIT 99.1

CytoSorbents Further Strengthens Balance Sheet with Exercise of Previously Announced Series A Right Warrants

1,417,208 Series A Right Warrants Exercised at $1.13 Per Share, Providing $1.6 Million in Aggregate Gross Proceeds

PRINCETON, NJ, February 25, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, announced today the Company received aggregate gross proceeds of $1.6 million from the exercise of 1,417,208 Series A Right Warrants at $1.13 per warrant upon their expiration at 5:00 PM EST on February 24, 2025. The Series A Right Warrants were exercised by shareholders, including members of the Company’s management and Board of Directors, who received them as part of the Company’s previously closed Rights Offering (the “Rights Offering”).

The Company has now raised a total of $7.85 million of aggregate gross proceeds, inclusive of the original $6.25 million raised on January 10, 2025, through the exercise of subscription rights and the exercise of Series A Right Warrants. As previously disclosed, the proceeds from the January 10, 2025 Rights Offering also satisfied a debt covenant allowing for $5.0 million of restricted cash on our balance to become unrestricted and available for use. As a result, the Company’s balance sheet has been strengthened with an increase of net liquidity available to the Company of approximately $12.3 million, net of related offering fees.

“We are pleased with the success of our Rights Offering which has served to strengthen our balance sheet and provide the liquidity to drive innovation and execution in our core international business with CytoSorb® while we pursue potential U.S. and Canadian approval and launch of DrugSorb™-ATR in 2025. We thank our shareholders for their continued support,” commented Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “Additionally, we are pleased with the progress of our DrugSorb-ATR marketing applications with both the U.S. FDA and Health Canada, where we continue to be in interactive review and expect regulatory decisions from both agencies in 2025.”

The exercise price was determined to be $1.13 per share, based on 90% of the 5-day volume weighted average price of our common stock over the last 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, as specified in the prospectus for the Rights Offering. The 5-day volume weighted average price for our stock was determined to be $1.2589 per share inclusive of the last 5 trading days of February 14 – 21, 2025. Holders of the Series A Right Warrants were required to provide the maximum exercise price of $2.00 per Series A Right Warrant to exercise their warrants. Those holders will soon receive the shares purchased along with a refund of $0.87 per Series A Right Warrant exercised.

The maximum number of shares of the Company’s common stock available for issuance in the Rights Offering was 12,500,000 shares, including the shares of common stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the Units. Given the number of subscription rights and Series A Right Warrants exercised, approximately 4.8 million shares of common stock remain available for the exercise of Series B Right Warrants, as discussed below.

The Series B Right Warrants

The Series B Right Warrants are exercisable commencing on their date of issuance at an exercise price equal to 90% of the 5-day volume weighted average price of our common stock over the last 5-trading days prior to the expiration date of the Series B Right Warrants on April 10, 2025, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00.

Exercise of the Right Warrants require additional investment separate from the exercise of subscription rights in the Rights Offering. Approximately 4.8 million shares of common stock remain reserved for exercise of the Series B Right Warrants, after which any remaining unexercised Series B Right Warrants will immediately expire worthless. Instructions to exercise the Series B Right Warrants will be fulfilled in the order they are received. Holders of the Series B Right Warrants are required to provide the maximum price of the Right Warrant of $4.00 to exercise their warrant and will be refunded the difference based on the final Series B Right Warrant exercise price.

About Moody Capital Solutions, Inc.

For nearly 40 years, Moody Capital Solutions Inc. has operated as an investment bank, focusing on private placements, mergers & acquisitions, corporate advisory, divestitures, spin-outs and best-efforts underwritings. The investment bankers at Moody Capital pride themselves on their ability to bring together the necessary resources to solve most of the complex capital and treasury issues facing companies in a thoughtful and focused manner. Moody Capital Solutions, Inc. is a member of FINRA/SIPC.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, ECMO, heart-lung machines). CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding and 2) the removal of inflammatory agents in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure, to reduce pro-inflammatory cytokine levels. CytoSorb is not yet approved in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its Medical Device Single Audit Program (MDSAP) certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, the anticipated benefits of the Rights Offering, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani

Chief Financial Officer

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA

Investor Relations, ICR Healthcare

(443) 450-4191

ir@cytosorbents.com